SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549



                                    FORM 8-K

                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934


                                December 17, 1997
               (Date of Report - date of earliest event reported)


                           Legal Research Center, Inc.
               (Exact name of registrant as specified in charter)


   Minnesota                         0-26548                  41-1680384
(State or other                   (Commission               (IRS Employer
jurisdiction of                   file number)              Identification No.)
incorporation)


700 Midland Square Building
331 Second Avenue South
Minneapolis, Minnesota  55401                                        55447
(Address of principal executive offices)                          (Zip Code)

                                 (612) 332-4950
              (Registrant's telephone number, including area code)


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Item 4. Changes in Registrant's Certifying Accountant.

     Effective as of December 17, 1997, the Registrant's principal accounting firm, McGladrey & Pullen, LLP has resigned.

     McGladrey & Pullen's report on the financial statements of the Registrant for each of the past two years has not contained an adverse opinion or disclaimer of opinion, nor been qualified or modified as to uncertainty, audit scope, or accounting principles.

     There have been no disagreements with McGladrey & Pullen on any matter of accounting principles or practice, financial statement disclosure, or auditing scope or procedure.

Item 6. Resignations of Registrant's Directors.

     Also effective as of December 12, 1997, James J. Seifert, a director of the Registrant, resigned from the Board of Directors because of personal commitments. Mr. Seifert will continue to assist the Registrant in its development of its CADRE alternative dispute resolution program. There were no disagreements between the Registrant and Mr. Seifert as to any matters.

Item 7. Financial Reports and Exhibits.

     (c)  Exhibits:

          16 Letters dated December 17, 1997 and December 22, 1997, respectively, from McGladrey & Pullen, LLP re its resignation as the certifying accountant including (1) letter to the Registrant from McGladrey & Pullen confirming cessation of client-auditor relationship and (2) letter to the SEC confirming agreement with the statements contained in this Form 8-K

          17 Letter dated December 12, 1997, from James J. Seifert resigning from the Board of Directors of the Registrant


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                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated: December 22, 1997.

                                               LEGAL RESEARCH CENTER, INC.



                                               By  /s/ Christopher R. Ljungkull
                                                   ----------------------------
                                                   Christopher R. Ljungkull,
                                                   Chief Executive Officer



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